UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2022

Bowlero Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40142	98-1632024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7313 Bell Creek Road Mechanicsville, Virginia	23111
(Address of principal executive offices)	(Zip Code)

(804) 417-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	BOWL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 14, 2022, Bowlero Corp. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

Proposal No. 1 - The Company’s stockholders elected the nominees listed below to the Company’s Board of Directors, each to serve for a term to expire at the Company’s next annual meeting of stockholders or until their successors are duly elected and qualified, based on the following results of the voting:

Director Nominee	For	Withheld	Broker Non-Votes
Michael J. Angelakis	643,185,061	6,571,130	3,786,198
Robert J. Bass	642,277,870	7,478,321	3,786,198
Sandeep Mathrani	638,282,894	11,473,297	3,786,198
Brett I. Parker	644,386,103	5,370,088	3,786,198
Alberto Perlman	649,739,429	16,762	3,786,198
Thomas F. Shannon	645,287,806	4,468,385	3,786,198
Rachael A. Wagner	642,963,001	6,793,190	3,786,198
Michelle Wilson	642,683,128	7,073,063	3,786,198
John A. Young	641,530,837	8,225,354	3,786,198

  Proposal No. 2 - The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2023, was ratified based on the following results of the voting:

For	Against	Abstain	Broker Non-Votes
653,406,528	131,786	4,075	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWLERO CORP.

By:	/s/ Brett I. Parker
Name:	Brett I. Parker
Title:	President, Chief Financial Officer, Treasurer, and Secretary

Dated: December 14, 2022